QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FLOWSERVE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Irving, Texas 75039
May 10, 2004

NOTICE OF THE 2004 ANNUAL MEETING
OF SHAREHOLDERS

Flowserve Corporation's Annual Meeting of Shareholders will be held on Tuesday, June 22, 2004, at 11:00 a.m., local time, at the Flowserve Corporation Learning Center, 4343 Royal Lane, Irving, Texas 75063. If you owned shares of Flowserve common stock at the close of business on April 29, 2004, you may vote at this meeting.

At the meeting we plan to:

  •
  elect four directors to each serve a three-year term;

  •
  vote on the approval of the Flowserve Corporation 2004 Stock Compensation Plan; and

  •
  attend to other business properly presented at the meeting.

This notice of the 2004 Annual Meeting of Shareholders and the proxy statement contain information you should read and consider when you vote your shares. Flowserve's Board of Directors is not aware of any other proposals for the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, we request your vote. We ask you to vote by completing and mailing the proxy card in the enclosed envelope. Thank you in advance for voting.

On behalf of Flowserve's Board of Directors,

/s/ Ronald F. Shuff Vice President, Secretary and General Counsel

FLOWSERVE CORPORATION
5215 N. O'Connor Blvd., Suite 2300
Irving, Texas 75039

PROXY STATEMENT

THE ANNUAL MEETING AND VOTING

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the "Board") of Flowserve Corporation (the "Company"), a New York corporation, of proxies to be voted at our 2004 Annual Meeting of Shareholders and at any adjournment or postponement. This proxy statement and form of proxy are first being mailed to shareholders on or about May 10, 2004.

This proxy statement and the enclosed proxy card contain information about the election of directors and the proposed 2004 Stock Compensation Plan you will vote on at the annual meeting.

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on April 29, 2004, you may vote on the matters discussed herein. You have one vote for each share you own.

How to Vote

You may vote in person by attending the meeting or by completing and returning the enclosed proxy card by mail. To vote your proxy, mark your vote on the enclosed proxy card; then follow the instructions on the card. Your shares will then be voted according to your directions. If you sign and return your proxy card without marking voting directions, then your shares will be voted as recommended by the Board. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

Changing Your Vote

You can revoke your proxy before the time of the meeting by:

  •
  mailing in a revised proxy dated later than the prior proxy submitted, or

  •
  notifying the Corporate Secretary in writing that you are revoking your proxy.

You may also revoke your proxy by voting in person at the annual meeting.

A Quorum for the Meeting

A majority of the outstanding shares, present or represented by proxy, is a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Votes withheld from director nominees count at the meeting for purposes of determining a quorum.

Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker holding shares in "street name" for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Counting of Votes

Only "votes cast" count in the voting results of the election of directors. Withheld votes will not be considered "votes cast." Directors are elected by a plurality of votes cast. Approval of the 2004 Stock Compensation Plan requires the affirmative vote of a majority of the votes cast in favor of or against the proposal; provided that the total vote cast on the proposal to approve the plan represents over 50% of the shares entitled to vote.

Under the rules of the New York Stock Exchange ("NYSE"), brokers may, at their discretion with respect to certain routine matters, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of Directors. However, brokers will be prohibited by the NYSE requirements from exercising discretionary authority with respect to the proposal to approve the 2004 Stock Compensation Plan. "Broker non-votes," and abstentions will not constitute votes cast. Broker non-votes and abstentions will have no effect on the selection of directors.

At the close of business on April 29, 2004, the record date for the annual meeting, the Company had 55,248,133 shares of common stock which may be voted.

Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. Brokerage firms and other custodians, nominees and fiduciaries are reimbursed by the Company for the reasonable out-of-pocket expenses they incur to send proxy materials to shareholders and solicit their votes. We hired Georgeson Shareholder to solicit proxies. We will pay Georgeson Shareholder a fee of $8,000 for these services.

Shareholder Proposals

The Company currently plans to hold its next annual meeting on or about April 21, 2005. If the meeting is held on that date, advance notice of any nominations for directors and any other items of business for that meeting must be given by a proposing shareholder by March 2, 2005 based on April 21, 2005 data. You must submit shareholder proposals in writing by January 10, 2005, for them to be considered for the 2005 proxy statement. All shareholder proposals submitted to the Corporate Secretary of the Company must be in accordance with the Company's By-Laws, where applicable, and delivered to the Company's address noted below:

    Flowserve Corporation
    5215 N. O'Connor Blvd., Suite 2300
    Irving, Texas 75039
    Attention: Corporate Secretary

See the discussion on page 5 of this proxy statement titled "Shareholder Director Nominations" for information regarding nominating a person to serve on the Board.

Voting by Participants in the Flowserve Corporation Retirement Savings Plan

If you are a participant in the Flowserve Corporation Retirement Savings Plan, the proxy card serves as a voting instruction to the trustee for the plan. The proxy card indicates the number of shares of common stock credited to your account under the Retirement Savings Plan as of the record date for voting at the meeting.

  •
  If you sign and return your proxy card on time, the trustee will vote the shares as you have directed.

  •
  If you do not return your proxy card, or if you return your proxy card late, the trustee will vote your shares in the same proportion as the shares voted by participants who timely return their cards to the trustee.

Vote Tabulations

Votes are counted by employees of National City Bank, the Company's independent transfer agent and registrar. National City Bank is the inspector of elections for the Annual Meeting of Shareholders.

BOARD OF DIRECTORS

Under the Self-Governance Guidelines of the Company's Board, only those directors who have no material relationship with the Company (except as a director) are deemed independent. Directors are not deemed independent until five years after they terminate (a) employment with the Company, (b) service with the Company's independent auditors and (c) employment with a company where the Company's Chief Executive Officer (the "CEO") or Chief Operating Officer is on the board of directors of the director's own company. Directors who have immediate family members in the foregoing categories are subject to the same five-year "cooling off" period. The Board has determined that each member of the Board, including all persons nominated for re-election, meet these independence standards, with the exception of Mr. C. Scott Greer. Mr. Greer is not considered independent as he serves as President and CEO of the Company. A copy of the Board's Self Governance Guidelines is available at the Company's website at www.flowserve.com.

Committees and Meetings of the Board

The Board is consulted on and approves all major decisions of the Company. The Board met eight times in 2003. Executive sessions of non-management directors are held at least five times a year. These sessions are scheduled and chaired by Mr. Kevin E. Sheehan, the Chairman of the Corporate Governance & Nominating Committee. Mr. Sheehan has been designated to preside over these executive sessions without management present. Any non-management director may request additional executive sessions to be scheduled.

Under Board policy, Board members customarily attend the Company's annual meetings of shareholders. All directors attended the 2003 Annual Meeting of Shareholders and at least

75% of the meetings of the Board and the Board committees on which they served last year.

Only independent directors are eligible to serve on Board committees. The Board maintained the following committees in 2003:

Audit/Finance Committee

The Audit/Finance Committee is composed of four directors, all of whom meet the independence standards set forth in the Securities and Exchange Commission ("SEC") rules and regulations and the NYSE listing requirements. The members of the committee are Diane C. Harris, William C. Rusnack, James O. Rollans and Charles M. Rampacek. The Board has determined that Mr. Rollans, former Chief Financial Officer of Fluor Corporation, is a qualified audit committee financial expert under SEC rules and regulations and the NYSE listing requirements. The Board plans to elect Mr. Rollans as the new Chairman of the Audit/Finance Committee immediately following the annual meeting.

The committee advises the Board on strategic financial matters, including making recommendations on acquisitions, divestitures, major financing, pension fund performance, capital structure and risk management. The committee directly engages the Company's independent auditors; preapproves the scope of the annual external audit; and preapproves all audit and non-audit services to be provided by the independent auditor. The committee further approves and directly reviews the results of the internal audit plan. The committee also meets with management and the independent auditors to review the quality and integrity of the annual and quarterly financial statements and considers the reports and recommendations of independent internal and external auditors pertaining to audit results, accounting practices, policies and procedures, and overall internal controls. The committee approves major capital expenditures made in the ordinary course of business. The committee meets periodically with the external and internal auditors in executive session to discuss their reports on a confidential basis. The committee met 11 times in 2003.

In addition, this committee prepares and issues the report of the Audit/Finance Committee located on page 21 of this proxy statement.

The committee is governed by a written charter, a copy of which was attached to the Company's 2003 proxy statement as Exhibit A.

Compensation Committee

The Compensation Committee is composed of five directors, all of whom meet the independence standards set forth in the SEC rules and regulations and the NYSE listing requirements. The members are Christopher A. Bartlett, Hugh K. Coble, George T. Haymaker, Jr., Michael F. Johnston and Kevin E. Sheehan.

The committee is responsible for establishing executive compensation for officers and key management personnel. Decisions regarding compensation are made by the committee in a manner that is intended to be internally equitable, externally competitive and an incentive for effective performance in the best interests of shareholders. The committee has retained an independent compensation consultant to attend committee meetings and provide advice directly to the committee. The committee has the delegated authority from the Board to set compensation for the Company's officers who are elected by the Board, including the CEO. The committee also is responsible for reviewing the management succession plan and for recommending changes in director compensation to the Board. The committee also prepares and issues the report of the Compensation Committee on executive compensation beginning on page 18 of this proxy statement. The committee met four times in 2003.

Corporate Governance & Nominating Committee

The Corporate Governance & Nominating Committee is composed of three directors, all of whom meet the independence standards set forth in the SEC rules and regulations and the NYSE listing requirements for nominating committee members of the NYSE listing standards. The members are Diane C. Harris, George T. Haymaker, Jr. and Kevin E. Sheehan.

The committee is responsible for making recommendations to the Board for the positions of Chairman of the Board, President, CEO and candidates for director. The committee utilizes a variety of methods for identifying and evaluating nominee director candidates. The committee regularly assesses the appropriateness of the Board's size, and whether any vacancies on the Board are expected due to retirement or other factors. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director who may come to the attention of the committee through current Board members, professional search firms, shareholders or other persons. When necessary, the committee retains a well-known national executive recruiting firm to research, screen and contact potential candidates regarding their interest in serving on the Board. The firm also arranges for the interested candidates to interview directly with the committee.

All identified candidates, including shareholder-proposed nominees, are evaluated by the committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Board's Self-Governance Guidelines contain Board membership criteria. Generally, the Board believes that its members should have the highest professional and personal ethics and a diversity of backgrounds. All existing and prospective new members must have a broad strategic view, articulate leadership skills, possess a global business perspective and demonstrate relevant and successful experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

The committee also is responsible for evaluating the annual CEO's performance review conducted by the Board. Further, the committee has review and recommendation duties regarding corporate governance matters as required by law, regulation or NYSE listing standards. The committee met three times in 2003.

The committee is governed by a written charter, a copy of which is available under the Investor Relations—Corporate Governance section of the Company's website www.flowserve.com or by submitting a written request to Michael E. Conley, Director, Investor Relations, Flowserve Corporation, 5215 N. O'Connor Blvd., Suite 2300, Irving, Texas 75039.

Shareholder Director Nominations

In accordance with the Company's By-Laws, if you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as director of the Company at that meeting. You may do this by sending a written notice to Corporate Secretary, Flowserve Corporation, 5215 North O'Connor Blvd., Suite 2300, Irving, Texas 75039. The Company must receive your notice not less than 50 days before the annual meeting date (provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, the notice by the shareholder in order to be considered timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made). The shareholder's notice must set forth:

        (a)   as to each shareholder-proposed nominee (i) the name, age, business address and residence address of such person, (ii) the principal occupation of such person, (iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended; and

        (b)   as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of Company shares beneficially owned by such shareholder.

After submission, in accordance with the Company's policy on considering director nominations by shareholders, the notice will be referred to the committee for further consideration. The committee requires any shareholder-proposed nominee to furnish such other information as may reasonably be required by the committee to determine the eligibility of such proposed nominee or to assist in evaluating the proposed nominee. The committee may require the submission of a fully completed and signed Questionnaire for Directors and Officers on the Company's standard form and a written consent by the shareholder-proposed nominee to serve as a director if so elected. Shareholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the committee's nominees receive.

BOARD SELF-GOVERNANCE GUIDELINES

In addition to the corporate governance duties noted for each committee above, the Board continuously monitors and updates, as deemed appropriate, internal self-governance guidelines designed to promote superior oversight of the Company. The guidelines set parameters for the director recruiting process and the composition of Board committees. They also determine the formal process for Board review and evaluation of the CEO, individual directors and Board performance. The guidelines also establish targets for director stock ownership which state directors should own Company common stock with a value of at least $100,000 by the end of his or her fifth year of service on the Board.

These guidelines require a director to offer his or her resignation when such director's principal occupation has changed during a term of office. Under such circumstances, the Corporate Governance & Nominating Committee will review whether it is appropriate for the director to continue serving on the Board. Finally, these guidelines establish maximum term and age limits for directors which may be waived by the Board if deemed appropriate.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to Kevin E. Sheehan, c/o Flowserve's Corporate Secretary, 5215 N. O'Connor Blvd., Suite 2300, Irving, Texas 75039. Inquiries delivered by mail will be reviewed by the Corporate Secretary and if they are relevant to, and consistent with, Flowserve's operations, policies and philosophies, they will be forwarded to Mr. Sheehan.

DIRECTORS' COMPENSATION

Effective January 1, 2004, non-employee directors receive an annual retainer with an aggregate target value of $85,000 per year, excluding chairman and committee service retainers. The cash portion of the annual retainer is $35,000 and the equity portion has a target grant valuation of $50,000. The equity portion will be provided in the form of restricted common stock having a $50,000 fair market valuation at the time of grant, assuming shareholder approval of the Flowserve Corporation 2004 Stock Compensation Plan discussed on pages 23-27. Voting rights accompany such restricted stock, which fully vests after one year. This restricted stock also is subject to a holding period prohibiting resale which is the shorter of five years from date of grant or one year after the director ceases service on the Board.

Committee chairmen and committee members also receive supplemental service retainers. The payout amounts are presented below.

Board Committee	Supplemental Service Retainer	Supplemental Chairman Retainer
Audit/Finance	$10,000	$10,000
Compensation	$7,500	$7,500
Corporate Governance & Nominating	$2,500	$7,500

Directors may elect to defer all or part of their annual compensation. Interest is paid on cash deferrals. Directors who elect to defer the cash portion of their annual compensation in the form of Company stock receive a 15% premium on deferred amounts.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

The Company's Board has 10 members who are divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board has nominated for re-election four members of the class of directors whose terms of office are expiring. Each of those persons is nominated to serve for a new three-year term that will end in 2007. The nominees are Christopher A. Bartlett, Hugh K. Coble, George T. Haymaker, Jr. and William C. Rusnack.

The individuals named as proxies on the enclosed proxy card will vote your proxy for the election of these nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute.

The Board recommends that you vote FOR the election of each of the nominees noted on the following pages.

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING IN 2007

Christopher A. Bartlett
Age:	60
Director since:	2002, former director of the Company from 1988 to 1993
Board committee:	Compensation Committee
Principal occupation:	Professor of Business Administration at Harvard University.
Recent business experience:
Prior to his academic career, Dr. Bartlett was a general manager of Baxter Travenol's French subsidiary and a consultant at McKinsey & Co. Currently he serves as a management consultant on international strategic and organizational issues to several major corporations.
Other directorships:	ResMed, Inc., a medical equipment company.

Hugh K. Coble
Age:	69
Director since:	1994
Board committee:	Compensation Committee
Principal occupation:	Vice Chairman, Emeritus of Fluor Corporation, a major engineering and construction firm.
Recent business experience:
Mr. Coble was a director of Fluor Corporation from 1984 and Vice Chairman from 1994 until his retirement in 1997. He joined Fluor Corporation in 1966 and was Group President of Fluor Daniel, Inc., a subsidiary of Fluor Corporation, from 1986 to 1994.
Other directorships:	Beckman Coulter, Inc., a company that sells medical instruments.

George T. Haymaker, Jr.
Age:	66
Director since:	1997
Board committees:	Compensation Committee (Chairman) and Corporate Governance & Nominating Committee
Principal occupation:
Non-executive Chairman of the Board of Kaiser Aluminum Corporation, a company that operates in all principal aspects of the aluminum industry, since 2001. Non-executive Chairman of the Board of Safelite Auto Glass, a provider of automobile replacement glass, since 2000.
Recent business experience:
Mr. Haymaker was Chairman of the Board of Kaiser Aluminum Corporation from 1994 until May 2001 (non-executive Chairman after January 2000) and its CEO from 1994 to 1999. Before joining Kaiser Aluminum in 1993 as its President and Chief Operating Officer, Mr. Haymaker worked with a private partner in the acquisition and redirection of several metal fabricating companies. He was Executive Vice President of Alumax, Inc. from 1984 to 1986 and was Vice President—International Operations for Alcoa, Inc. from 1982 to 1984.
Other directorships:
CII Carbon, L.L.C., a supplier for aluminum smelters; Mid-America Holdings, Ltd., an aluminum extruder; 360 Networks Corporation, a provider of telecommunication network services; and Haynes Lemmerz International, Inc., a global supplier of automotive and commercial wheels, brakes and other auto suspension components.

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING IN 2007

William C. Rusnack
Age:	59
Director since:	1997
Board committee:	Audit/Finance Committee
Principal occupation:	Advisor to and former President, CEO, Chief Operating Officer and director of Premcor Inc., a company which refines crude oil to manufacture petroleum products, since 1998.
Recent business experience:
Before joining Premcor Inc., Mr. Rusnack served 31 years with Atlantic Richfield Company, or ARCO, an integrated petroleum company, most recently as Senior Vice President of ARCO from 1990 to 1998 and President of ARCO Products Company from 1993 to 1998.
Other directorships:	Sempra Energy, an energy services company, and Peabody Energy, a coal producing company.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Michael F. Johnston
Age:	56
Director since:	1997
Board committee:	Compensation Committee
Principal occupation:	President and Chief Operating Officer of Visteon Corporation, an automotive components supplier, since 2000.
Recent business experience:
Before joining Visteon, Mr. Johnston was employed by Johnson Controls, Inc., a company serving the automotive and building services industry, as President of North America/Asia Pacific, Automotive Systems Group, from 1999 to 2000, President of Americas Automotive Group from 1997 to 1999 and in prior senior management positions since 1991.
Other directorships:	Visteon Corporation and Whirlpool Corporation, an appliance manufacturer.

Charles M. Rampacek
Age:	60
Director since:	1998
Board committee:	Audit/Finance Committee
Principal occupation:	Former Chairman of the Board, President and Chief Executive Officer of Probex Corporation, an energy technology company providing proprietary oil recovery services.
Recent business experience:
Mr. Rampacek was President and CEO of Probex Corporation from 2000 to 2003. From 1996 to 2000, Mr. Rampacek served as President and CEO of Lyondell-Citgo Refining, L.P., a manufacturer of petroleum products. During 1982 to 1995, he held various executive positions with Tenneco Inc. and its energy related subsidiaries, including President of Tenneco Gas Transportation Company, Executive Vice President of Tenneco Gas Operations and Senior Vice President of Refining.
Other directorships:	Orion Refining Corporation, a refiner of crude oil.

Kevin E. Sheehan
Age:	58
Director since:	1990
Board committees:	Corporate Governance & Nominating Committee (Chairman) and Compensation Committee
Principal occupation:	Managing General Partner of CID Equity Partners, a venture capital firm, concentrating on early-stage and high-growth entrepreneurial companies; partner since January 1994.
Recent business experience:
Before joining CID Equity Partners, Mr. Sheehan was employed by Cummins Engine Company, a manufacturer of diesel engines and related components, for 22 years. He served there as Vice President-Computer Systems and Telecommunications from 1980 to 1983; Vice President-Worldwide Parts and Service from 1983 to 1986; and Vice President-Components Group from 1986 to 1993.
Other directorships:	Maxon Corporation, a worldwide manufacturer of industrial combustion equipment and shut-off valves.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

C. Scott Greer
Age:	53
Director since:	1999
Principal occupation:	President of the Company since 1999, CEO and Chairman of the Board since 2000.
Recent business experience:
Before joining the Company, Mr. Greer was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997.
Other directorships:	FMC Corporation, a chemical manufacturing company; Washington Group International, an engineering and construction firm.

Diane C. Harris
Age:	61
Director since:	1993
Board committees:	Audit/Finance Committee (Chairman) and Corporate Governance & Nominating Committee
Principal occupation:	President of Hypotenuse Enterprises, Inc., a merger and acquisition service and corporate development outsourcing company.
Recent business experience:
Ms. Harris was Vice President of Corporate Development of Bausch & Lomb, an optics and health care products company, from 1981 to 1996, when she left to lead Hypotenuse Enterprises, Inc. She was a director of the Association for Corporate Growth from 1993 to 1998 and its elected President from 1997 to 1998.
Other directorships:	The Monroe Fund, an investment company.

James O. Rollans
Age:	61
Director since:	1997
Board committee:	Audit/Finance Committee (incoming Chairman)
Principal occupation:	Former CFO, advisor and Group Executive of Fluor Corporation, a major engineering and construction firm.
Recent business experience:
Mr. Rollans was President and CEO of Fluor Signature Services, a subsidiary of Fluor Corporation ("Fluor Signature") from 1999 to 2001. He was Senior Vice President of Fluor Signature from 1992 to 1999. He was also Fluor Signature's Chief Financial Officer from 1998 to 1999 and from 1992 to 1994, Chief Administrative Officer from 1994 to 1998 and Vice President of Corporate Communications from 1982 to 1992.
Other directorships:	Cupertino Electric, an electrical contractor, and Advanced Medical Optics, Inc., a developer and manufacturer of ophthalmic surgical and contact lens care products.

COMPANY STOCK OWNERSHIP

This table shows beneficial ownership of Company common stock by directors and executive officers as of April 21, 2004. The named executive officers are the current CEO, and the four other most highly compensated executive officers in 2003. No individual director, nominee or executive officer owned more than 1% of the outstanding shares of Company common stock. The total ownership shown for directors and executive officers as a group (including shares that could be purchased by exercise of stock options within 60 days after April 21, 2004) represents approximately 2.4% of outstanding shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named individual or are shared by the individual and his or her family members.

STOCK OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

Name	Exercisable Stock Options(1)	Number of Shares Owned(2)(3)
Christopher A. Bartlett	1,500	9,755
Hugh K. Coble	6,500	26,090
Thomas E. Ferguson	13,801	21,968
C. Scott Greer	484,952	679,818
Diane C. Harris	7,494	32,308
George T. Haymaker, Jr.	7,300	29,715
Renée J. Hornbaker	52,384	88,290
Michael F. Johnston	11,203	28,947
Charles M. Rampacek	6,500	31,198
James O. Rollans	12,491	63,596
William C. Rusnack	12,272	28,047
George A. Shedlarski	112,460	142,023
Kevin E. Sheehan	7,300	35,415
Ronald F. Shuff	53,740	108,692
Directors and executive officers as a group (14 individuals)	776,110	1,325,862
  (1)
  Represents shares that the directors and executive officers had a right to acquire within 60 days through the exercise of stock options under a Company stock option plan; these shares are also included in the number of shares owned reported in the column to the right.

  (2)
  For non-employee directors, the aggregate figures above include shares deferred under the Director Deferral Plan and/or a Flowserve Restricted Stock Plan over which they have no voting power as follows: Mr. Bartlett: 3,153; Mr. Coble: 17,186; Ms. Harris: 20,030; Mr. Haymaker: 15,891; Mr. Johnston: 15,655; Mr. Rampacek: 14,564; Mr. Rollans: 15,313; Mr. Rusnack: 6,975; and Mr. Sheehan: 18,169.

  (3)
  For executive officers, the aggregate figures above include shares deferred under either an Executive Compensation Plan and/or a Flowserve Restricted Stock Plan over which they have no voting power as follows: Mr. Greer: 66,666; Ms. Hornbaker: 23,352; Mr. Shedlarkski: 26,567; and Mr. Shuff: 30,123.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires directors and executive officers to file reports with the SEC regarding their ownership of Company stock and any changes in their beneficial ownership. Based on our records, we believe that all of these reports were filed on a timely basis in 2003.

OWNERS OF MORE THAN 5% OF COMPANY STOCK

The following shareholders reported to the SEC their ownership of more than 5% of Company common stock. We know of no other shareholder holding 5% or more of Company common stock.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Company Common Stock(1)

Gabelli Asset Management, Inc.(2) One Corporate Center Rye, NY 10580	5,015,225	9.08%
Barclays Global Investors, N.A.(3) 45 Fremont Street San Francisco, CA 94105	4,177,927	7.6%
Mellon Financial Corporation(4) c/o Mellon Financial Corporation One Mellon Center Pittsburgh, PA 15258	3,501,589	6.3%
Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403-1906	3,217,807	5.8%
  (1)
  Based on the number of outstanding shares on April 21, 2004.

  (2)
  As reported on Schedule 13D dated October 8, 2002, Gabelli Asset Management Inc. and affiliated entities have sole voting power as to 4,869,725 shares and sole dispositive power as to 5,015,225 shares.

  (3)
  As reported on Schedule 13G dated February 13, 2004, includes 3,737,496 shares as to which Barclays Global Investors, N.A. and affiliated entities have sole voting power and sole dispositive power.

  (4)
  As reported on Schedule 13G dated January 30, 2004, Mellon Financial Corporation has sole voting power as to 2,941,161 shares, shared voting power as to 25,250 shares, sole dispositive power as to 3,474,439 shares and shared dispositive power as to 24,500 shares.

  (5)
  As reported on Schedule 13G dated February 12, 2004, Franklin Advisors, Inc. has sole voting power and sole dispositive power as to 2,071,600 shares and Franklin Private Client Group, Inc. has sole voting and sole dispositive power as to 1,146,207 shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table summarizes the compensation for the CEO and the four most highly compensated executive officers in 2003.

Long-Term Compensation(1)
Annual Compensation(1)
					Awards			Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(2)	Restricted Stock Awards		Number of Securities Underlying Options	LTIP Payouts	All Other Compensation(4)
C. Scott Greer Chairman of the Board, President and Chief Executive Officer(5)	2003 2002 2001	$776,901 710,439 662,978	$0 114,000 186,000	$0 0 55,927	0 0 0		55,000 55,000 0	0 0 0	$3,570 3,330 2,699
Thomas E. Ferguson Vice President and President, Flowserve Pump Division	2003 2002 2001	$296,692 232,542 167,348	$0 103,616 48,345	$0 0 0	15,000 0 0	(3)	15,000 3,200 4,000	0 0 0	$6,440 6,361 5,100
Renée J. Hornbaker Vice President and Chief Financial Officer	2003 2002 2001	$345,538 317,769 296,308	$0 76,000 62,000	$0 0 0	0 0 0		11,000 11,000 11,000	0 0 0	$7,545 7,497 6,810
George A. Shedlarski Vice President and President, Flow Control Division(6)	2003 2002 2001	$360,000 357,846 346,000	$0 0 73,000	$0 0 0	0 0 0		15,000 15,000 15,000	0 0 0	$8,100 8,203 8,355
Ronald F. Shuff Vice President, Secretary and General Counsel	2003 2002 2001	$277,692 262,477 245,123	$0 52,000 43,000	$0 0 0	0 0 0		9,000 9,000 9,000	0 0 0	$6,413 6,492 6,340
  (1)
  Salary, annual bonus and long-term payouts may be deferred until retirement. Annual bonus and long-term payouts may also be deferred in the form of Company stock and held in a Rabbi Trust.

  (2)
  Amounts shown include tax adjustment payments on relocation allowances. The only other type of Other Annual Compensation was in the form of perquisites and, except for Mr. Greer in 2001, was less than the level required for reporting. Prerequisites in 2001 for Mr. Greer included $7,500 for financial planning, $32,107 for club dues and usage and $16,320 for a Company-provided automobile.

  (3)
  As of December 31, 2003, Mr. Ferguson held 15,000 shares of restricted stock valued at $313,200. The value of the restricted shares is calculated using the December 31, 2003 closing stock price of $20.88 per share multiplied by the number of restricted shares. Mr. Ferguson's restricted shares vest as follows: 7,500 shares vest on July 17, 2008 and the remaining 7,500 shares vest on July 17, 2013. These restricted shares are eligible to receive dividends; however, the Company currently does not declare or pay dividends on its common stock.

  (4)
  Company contributions to the 401(k) savings plan for 2003 were: Mr. Ferguson: $6,000; Ms. Hornbaker: $6,000; Mr. Shedlarski: $5,400; and Mr. Shuff: $5,383. Company-paid premiums in 2003 for life insurance were: Mr. Greer: $3,570; Mr. Ferguson: $440; Ms. Hornbaker: $1,545; Mr. Shedlarski: $2,700; and Mr. Shuff: $1,030.

  (5)
  Upon joining the Company in July 1999, Mr. Greer received an interest-free loan in the amount of $325,738 in payment for the loss of equity in his home upon relocation, with 20% of the loan forgiven for each of his four full years of service since July 1999. If Mr. Greer maintains employment through June 30, 2004, the remaining 20% of the loan will be fully forgiven.

  (6)
  Mr. Shedlarski will retire on April 30, 2004.

2003 STOCK OPTION GRANTS

This chart shows the number of stock options granted in 2003 to the CEO and the other four most highly compensated executive officers in 2003.

		Percentage of Total Options to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(4)
	Number of Securities Underlying Options Granted(1)(2)(3)
			Exercise Price Per Share	Expiration Date
Name					5%	10%
C. Scott Greer	55,000	13.3%	$19.15	07/17/13	$722,223	$1,830,254
Thomas E. Ferguson	15,000	3.6%	19.15	07/17/13	196,970	499,160
Renée J. Hornbaker	11,000	2.7%	19.15	07/17/13	144,445	366,051
George A. Shedlarski	15,000	3.6%	19.15	07/17/13	196,970	499,160
Ronald F. Shuff	9,000	2.2%	19.15	07/17/13	118,182	299,496
  (1)
  All options have an exercise price equal to the fair market value of Company common stock on the date of grant and a 10-year life. They also have certain "limited rights" which, in general, provide for a cash payment of the value of the option in the event of a change in control of the Company.

  (2)
  The figures reported above include incentive option grants for 2003 as follows: Mr. Greer: 5,221; Ms. Hornbaker: 4,132; Mr. Shedlarski: 5,000; and Mr. Shuff: 4,330. All other options granted were non-qualified.

  (3)
  Annual option grants become exercisable on a pro rata basis in three installments commencing on the first anniversary of the grant date.

  (4)
  The calculation of potential realizable value assumes annual growth rates for each of the grants shown over their 10-year option term and are not suggested to be indicative of projected results. For example, a $20.88 per share price with a 5% annual growth rate results in a stock price of $34.01 per share and a 10% rate results in a price of $54.16 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

2003 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

This chart shows the number and value of stock options, both exercisable and unexercisable, for the CEO and the other four most highly compensated executive officers in 2003.

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
	Shares Acquired on Exercise	Realized Value
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Scott Greer	0	$0	484,952	325,048	$1,081,387	$636,013
Thomas E. Ferguson	0	0	13,801	18,466	21,490	25,950
Renée J. Hornbaker	0	0	52,384	22,000	26,788	19,030
George A. Shedlarski	0	0	112,460	30,000	232,734	25,950
Ronald F. Shuff	0	0	53,740	18,000	65,504	15,570
  (1)
  The value of unexercised options is presented as the difference between the option exercise price and the 2003 year-end stock price of $20.88 per share, multiplied by the individual officer's number of option shares, all of which have an exercise price below $20.88 per share.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-averaged exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders	3,111,922	(1)	$21.71		186,177
Equity compensation plans not approved by shareholders	22,500		$0	(2)	N/A	(3)

Total	3,134,422		$21.71		186,177

  (1)
  Includes currently exercisable, plus outstanding non-vested options.

  (2)
  No cost to exercise.

  (3)
  No definitive amount allocated.

PENSION PLANS

The Company provides pension benefits to executive officers under the Company's qualified "cash balance" defined benefit pension plan (the "Qualified Plan") and its non-qualified supplemental executive retirement plans (the "Non-qualified Plans"). The Non-qualified Plans provide benefits that plan participants cannot receive under the Qualified Plan due to Internal Revenue Code (the "Code") limits. Since July 1, 1999, when the Company's pension plan was converted to the cash balance design, Qualified Plan participants accrue contribution credits based on age and years of service at the rate of 3% to 7% for qualified earnings up to the Social Security wage base and at the rate of 6% to 12% for qualified earnings in excess of the Social Security wage base. Qualified earnings include salary and annual incentive payments. For executive officers, including the executives listed below, contribution percentages are increased by 5% under provisions of the Non-qualified Plan. Non-qualified Plan participants also earn interest on the accrued cash benefit amount in their plan accounts. The following executives (except Mr. Greer) also received certain transitional benefits in their Qualified Plan account balances when the Company converted to the cash balance plan. The estimated annual retirement annuities for the following officers at age 65 are as follows:

Executive Officer	Year Reaching Age 65	Age 65 Annual Annuity(1)

C. Scott Greer	2015	$651,677
Thomas E. Ferguson	2021	$557,699
Renée J. Hornbaker	2017	$350,357
George A. Shedlarski(2)	2009	$296,004
Ronald F. Shuff	2017	$275,449
  (1)
  The estimated annual pension benefits shown assume: (a) annual bonuses for all named executive officers equal to bonus at target; (b) a 7% interest factor; (c) retirement at age 65; and (d) a 5% annual increase in current salary until age 65.

  (2)
  Mr. Shedlarski will retire on April 30, 2004.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with Mr. Greer as of July 1, 1999, for him to join the Company as President and Chief Operating Officer. Mr. Greer became CEO on January 1, 2000 and Chairman of the Board on April 20, 2000. Mr. Greer's employment agreement includes the following compensation: (i) annual base salary equal to $776,901 for 2003, subject to increase based on annual reviews; (ii) minimum annual bonus opportunity of no less than 75% of base salary and participation in the Company's Long-Term Incentive Plan; and (iii) an interest-free loan of $325,738, forgiven after five year's employment with the Company (or pro rata for shorter periods), in recognition of his willingness to promptly relocate and resulting loss of equity on his prior home.

CHANGE-IN-CONTROL ARRANGEMENTS

The Company maintains an executive severance plan covering key management, officers and executive officers of the Company, providing certain employment termination benefits. These benefits become irrevocable and are paid in the event that covered employment is terminated immediately prior to or within two years after a change-in-control of the Company. These termination benefits include the following payments: (i) three times the sum of the manager's or officer's base salary and the average of target awards under incentive plans; (ii) immediate vesting of non-exercisable stock-based compensation; (iii) continuation of participation in certain employee benefit plans for up to three years; and (iv) full reimbursement for certain potential excise tax liabilities.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board consists of five directors, none of whom is a present or former officer or employee of the Company. The Board-adopted charter of purposes and responsibilities of the Compensation Committee states that the committee is charged with the broad responsibility of seeing that officers and employees are effectively compensated in terms of salaries, supplemental compensation and benefits which are externally competitive and which encourage high levels of performance.

Committee Compensation Philosophy

Following the guidelines in its charter, and in order to tie compensation directly to performance, the committee has adopted an incentive-leveraged compensation policy. This policy offers the Company's officers, including the CEO, the opportunity to supplement their base salaries with substantial cash and stock-based incentives when Company financial objectives are achieved.

Compensation Benchmark Evaluation Process

The committee has established a compensation policy for all officers, including the CEO, which would place the officers' total annual cash compensation (consisting of salary and annual incentive plan awards) at the fiftieth percentile of industrial companies of comparable size, if the Company attains its target financial goals under its incentive plans. The committee has also established total compensation targets, which include long-term incentive targets in addition to annual cash compensation targets, which it believes represent the fiftieth percentile of total compensation for industrial companies of comparable size. The committee established these benchmarks based on data received by the committee from Towers Perrin and Hewitt Associates to allow the committee to consider overall executive compensation trends.

Independent Consultant

The committee has directly selected and engaged an independent consultant, with expertise in executive compensation matters, to advise the committee on all compensation matters and other topics covered under the committee's charter. As part of this work, the consultant attends all committee meetings, reviews all materials presented to the committee by management and also provides his own independently derived data on relevant topics to the committee for further analysis.

Incentive Plans—Overview

In 2003, the Company continued to maintain an annual incentive plan and long-term incentive plan covering three years. For 2003, the Company's CEO's target annual and long-term incentives were set, when combined, to be 280% of his individual salary if all goals were met.

In comparison, the total target combined annual and long-term incentives were set within a band of 150% to 190% of salary for other officers listed in the Summary Compensation Table on page 14.

Incentive Plans—2003 and 2004 Goals

The committee approved an earnings per share goal and an operating cash flow goal for the 2003 Annual Incentive Plan. This goal was then used to establish an aggregate incentive award pool for the Company which is designed to reinforce the direct linkage between corporate performance and officer awards. The committee has also asked the CEO to recommend the amount of any actual award to be delivered from this award pool for subsequent committee approval. The committee retained sole direct authority to set the CEO target and approve any CEO awards under this plan.

The committee intends to keep this basic plan design in effect for the 2004 Annual Incentive Plan, except for the following adjustments to the plan's target goals. The target goals for 2004 relate to operating earnings and cash flow goals, instead of earnings per share and cash flow goals.

The committee approved the design of the Long-Term Incentive Plan for the 2001-2003 plan cycle by establishing goals based on a target of 15% annual growth in Company earnings per share before special items over the three-year period. The Company also used this design for cycles of the Long-Term Incentive Plan covering the 2002-04 and 2003-05 periods.

For the Long-Term Incentive Plan cycle of 2004-06, the committee changed the target goals to be based on "return on invested capital" and "net operating profit after tax" metrics.

Incentive Plans—2003 Results

For 2003, neither the CEO nor any other officers received Annual Incentive Plan awards since the earnings per share and operating cash goals were not met.

The committee authorized no awards under the Long-Term Incentive Plan cycle for the three-year period ending December 31, 2003, since the applicable three-year growth goal in earnings per share was not attained.

Stock-Based Compensation

Stock Options.     With regard to stock options, the committee has adopted a stock option plan administration policy under which options are granted to officers and selected key employees on an annual basis, as a part of their long-term incentive compensation targets, to better link the objectives of management and shareholders. The committee granted stock options representing 55,000 shares of common stock to Mr. Greer in 2003 after considering data from independent consultants regarding competitive corporate practices in this area. If the proposed 2004 Stock Compensation Plan is approved as proposed in the proxy statement, the committee intends to use stock options in providing stock-based incentive compensation to executive management of the Company in 2004.

Restricted Stock.     Mr. Ferguson received a grant of 15,000 shares of restricted stock in 2003 in connection with his promotion to Vice President of the Company and President of Flowserve Pump Division during the year. No other executive officer listed in the Summary Compensation Table received any restricted stock awards in 2003. If the 2004 Stock Compensation Plan is approved by shareholders, the committee intends to use restricted stock in providing stock-based incentive compensation to executive management of the Company in 2004.

Stock Ownership Guidelines

The committee, as part of its review of stock-based compensation, approved personal Company stock ownership guidelines for all Company officers. Officers failing to meet their personal ownership target are subject to partial forfeiture of their eligibility for awards under the annual stock compensation granting programs noted above.

Succession Planning & Organization Development

The committee also reviews, on at least an annual basis, succession plans for the CEO and key officers, plus management's organizational assessment and development processes, to assess the depth of management talent available to achieve the Company's strategies.

Tax Deductibility of Executive Compensation

The committee has not formally adopted a policy with regard to qualifying executive compensation plans for tax deductibility under Internal Revenue Code Section 162(m). The committee currently believes that the Company should be able to continue to manage the executive compensation program so as to preserve the related federal income tax deductions, although individual exceptions may occur.

George T. Haymaker, Jr. (Chairman) Christopher A. Bartlett Hugh K. Coble Michael F. Johnston Kevin E. Sheehan

STOCK PERFORMANCE GRAPHS

This graph compares the most recent five-year performance of the Company's common stock with the S&P 500 Index and S&P 500 Industrial Machinery (formerly referred to as Machinery (Diversified) —500 Index). It shows an investment of $100 on December 31, 1998, and the reinvestment of any dividends over the following five years.

This graph compares the 2003 performance of the Company's common stock with the S&P 500 Index and S&P 500 Industrial Machinery (formerly referred to as S&P Machinery (Diversified)—500 Index). It shows an investment of $100 on December 31, 2002, and the reinvestment of any dividends, over the following year.

REPORT OF THE AUDIT/FINANCE COMMITTEE

The Audit/Finance Committee of the Company's Board is composed of four independent directors. The members of the committee are listed at the end of this report. The committee operates under a written charter adopted by the Board of Directors. The committee met 11 times in 2003.

Management has primary responsibility for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The committee's responsibility is to monitor and oversee this process, including the engagement of the independent auditors, the pre-approval of their annual audit plan and the review of their annual audit report.

In this context, the committee has met and held discussions with management on the Company's consolidated financial statements. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that these statements fairly present the financial condition and results of operations of the Company for the period described. The committee has relied upon this representation without any independent verification, except for the work of the independent auditors. The committee also discussed these statements with the Company's independent auditors, both with and without management present, and has relied upon their reported opinion on these financial statements.

The committee further discussed, with the independent auditors, matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications), including the independence of the auditors. During this review, the Company's independent auditors also provided to the committee the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee has also considered whether the principal auditor's provision of non-audit services was compatible with maintaining the auditor's independence in conducting the annual audit. Towards that end, the committee continues to pre-approve any audit related and non-audit fees and services before they are commenced.

Based upon the committee's discussion with management and the independent auditors, and the committee's review of the representation of management and the report of the independent auditors to the committee, the committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the restated consolidated financial statements for 2002, 2001 and 2000 set forth in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.

Diane C. Harris (Chairman) William C. Rusnack James O. Rollans Charles M. Rampacek

OTHER AUDIT INFORMATION

Relationship with Independent Accountants

PricewaterhouseCoopers LLP ("PwC") began serving as the Company's independent accounting firm in 2000. In this role, PwC audits the financial statements of the Company. The Audit/Finance Committee pre-approves all audit and non-audit related fees and services provided by PwC. This committee also continuously monitors any factors that could impact the independence of PwC in conducting the audit and receives certain representations from PwC towards that end.

The chart below summarizes the fees for professional services incurred by the Company for the audits of its 2003 and 2002 financial statements and other fees billed to the Company by PwC in 2003 and 2002. In general, the Company typically retains PwC for additional services which are logically related to or natural extensions of the annual audit.

AUDIT AND NON-AUDIT FEES	2003	2002
AUDIT FEES	$4,804,088	$2,519,656
AUDIT RELATED FEES
Benefit Plan Audits	184,000	50,700
Financial Due Diligence	—	245,281
Sarbanes-Oxley Readiness	80,700	—

TOTAL AUDIT RELATED FEES	264,700	295,981

TAX FEES
Compliance	385,560	501,318
Consulting/Advisory	140,250	354,438
TOTAL TAX FEES	525,810	855,756
OTHER FEES	—	—

TOTAL FEES	$5,594,598	$3,671,393

Representatives from PwC will be at the annual meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions from shareholders.

PROPOSAL NUMBER TWO: APPROVAL AND ADOPTION OF THE FLOWSERVE CORPORATION 2004 STOCK COMPENSATION PLAN

General

On April 21, 2004, the Board adopted the Flowserve Corporation 2004 Stock Compensation Plan (the "Plan"), subject to shareholder approval. The Board hereby submits to the Company's shareholders this proposal to approve the Plan.

The principal provisions of the Plan are summarized below. However, the summary is not complete and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

Plan Purpose and Description

The purpose of the Plan is to promote the Company's long-term financial success and to materially increase the Company's value by:

  •
  providing a means through which the Company may attract employees and outside directors;

  •
  furnishing an incentive to the Company's employees and outside directors to continue their services for the Company; and

  •
  providing a personal financial interest in the financial performance of the Company to employees and outside directors.

Eligibility

Participants in the Plan (each, a "Participant") include the Company's and its wholly-owned subsidiaries' employees, consultants and outside directors whose judgment, initiative and efforts contributed, or may be expected to contribute, to the Company's success. Participants are eligible to be granted awards under the Plan at the discretion of the Compensation Committee of the Board (referred to throughout this Proposal Number Two as the "Committee"), which will administer the Plan. To the extent necessary or desirable, the Committee shall consist of at least two or more "non-employee directors" under Section 16b of the 1934 Securities and Exchange Act or two or more "outside directors" under Section 162(m) of the Code.

In determining the eligibility of a Participant to receive an award under the Plan, as well as the amount and types of awards to be granted, the Committee may consider the Participant's position, responsibilities and importance to the Company or its subsidiaries and such other factors as the Committee, in its sole discretion, deems relevant. Only employees and outside directors of the Company or its subsidiaries' may be granted incentive stock options under the Plan.

Shares Subject to the Plan

Subject to the amendment and adjustment provisions described below, the aggregate number of shares of Company common stock that may be issued under the Plan may not exceed 3,500,000, and during the term of the Plan, the Company must at all times reserve sufficient shares of the Company's authorized common stock to satisfy the requirements of the Plan. Except as stated in the Section entitled "Director Awards", the Plan does not impose time requirements regarding when awards exercisable for shares of Company common stock may be made. Therefore, the date of any such grants shall be determined solely at the discretion of the Committee, except as set forth in such section. Subject to the adjustment provisions of the Plan, no individual may receive in any single calendar year (i) stock options or stock appreciation rights relating to more than 200,000 shares of Company common stock or (ii) restricted stock or restricted stock units relating to more than 200,000 shares of Company common stock.

Shares of Company common stock that are no longer subject to purchase by reason of the expiration or termination of an unexercised stock option granted under the Plan or by reason of forfeiture of restricted stock as described in the Plan may be reoffered under the Plan. Awards that may be satisfied either by the issuance of shares of Company common stock or by cash or other consideration shall be counted against the maximum number of shares of Company common stock that may be issued under this Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares of Company common stock. Moreover, awards will not reduce the number of shares of Company common stock that may be issued pursuant to the Plan if the settlement of the award will not require the issuance of shares of Company common stock, such as in connection with a stock appreciation right that can only be satisfied by the payment of cash.

To date, the Company has not granted any awards pursuant to the Plan.

Under the Plan, the fair market value of Company common stock for a particular date will generally be the closing price per share of Company common stock as quoted on the NYSE

The closing price of the Company's common stock on April 28, 2004 was $21.83.

Types of Awards under the Plan

Stock Options.    The Committee may grant incentive stock options or nonqualified stock options under the Plan. Stock options may be granted to a Participant for such number of shares of Company common stock as the Committee deems appropriate, except that no Participant may be granted incentive stock options that would permit the aggregate fair market value of the Company common stock with respect to which such incentive stock options are exercisable for the first time during any calendar year to exceed $100,000.

The exercise price for each stock option granted will equal the fair market value of a share of Company common stock on the date the stock option is granted.

No stock option may be exercised after the expiration of ten years from the date of its grant. Generally, termination of a Participant's employment with the Company will cause any exercise period applicable to such Participant's stock options to be reduced in accordance with their terms.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of notice of exercise to the Company specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant (i) in cash, (ii) by delivery to the Company of mature shares of Company common stock of equivalent value, or (iii) by any other means that the Committee determines in its sole discretion to be desirable and consistent with applicable law.

Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Committee.

Although the terms of the Plan generally prohibit transfers of stock options and stock appreciation rights other than by will or laws of descent and distribution, the Committee may, in its discretion, authorize a Participant to transfer all or a portion of any nonqualified stock options or stock appreciation rights under certain limited circumstances.

Stock Appreciation Rights.    The Committee may in its discretion grant stock appreciation rights to Participants under the Plan. Stock appreciation rights entitle their holder, upon exercise of the right, to receive cash, Company common stock or a combination of both from the Company equal to the amount by which the fair market value of a share of Company common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of Company common stock covered by the stock appreciation right which is exercised.

Restricted Stock and Restricted Stock Units.    Restricted stock and restricted stock units may be awarded by the Committee subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include, among others, (i) limitations on the right to sell, assign, transfer or dispose of the restricted stock until certain holding periods or specific Company performance goals are satisfied and (ii) forfeiture of the restricted stock upon termination of employment.

Other than with respect to the applicable restrictions and vesting requirements, a Participant will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

Director Awards

Under the Plan, outside directors will receive, as approximately 60% of their annual retainer compensation, a grant of shares of restricted stock which have a target fair market value of $50,000 on the date of each Annual Meeting of Shareholders. This valuation is subject to change prospectively by the Board, subject to the Plan's maximum limits on award to individual participants. Such restricted stock will have a one-year vesting period. It will also be subject to a holding period where resale is prohibited. This period ends on the earlier of the fifth anniversary of the date of grant or the first anniversary after the outside director ceases to serve on the Board. In addition to or in replacement of this annual retainer award, outside directors may also receive grants of nonqualified stock options at such Annual Meetings, subject to the same limits. At present, no such stock option awards are contemplated, although the Board may change this policy in the future.

Administration

The Plan will be interpreted and administered by the Committee. The Committee will have full authority, in its discretion to (i) grant to Participants awards under the Plan; (ii) interpret the Plan; (iii) implement, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan; and (iv) make such other determinations or certifications and take such other action as the Committee deems necessary or advisable in the administration of the Plan. Notwithstanding the foregoing, (i) the Committee may not reprice outstanding stock options by canceling and regranting stock options or by lowering the exercise price, except as provided in the section entitled "Adjustment" below.

Change in Control

Except with respect to director awards, in the event of change in control, each outstanding award will be assumed or substituted for by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the award, the award will become fully vested and exercisable. The Committee will notify each participant that his or her award will become fully vested and exercisable for a period of thirty (30) days from the date such notice is given and that any unexercised award will terminate on the expiration of such a period.

In the event of a change in control, director awards will become fully vested and exercisable. The Committee will notify the directors that their awards will become fully vested and exercisable for a period of thirty (30) days from the date such notice is given. Any unexercised award will terminate on the expiration of such a period.

A specific award agreement may provide that any portion of the award outstanding that has not previously vested or become exercisable will become fully vested and exercisable at the time of a change in control.

Notwithstanding the above paragraphs, in the event of a change in control, the applicable change in control provisions of the Flowserve Corporation Key Management Change in Control Severance Plan, the Flowserve Corporation Executive Officer Change in Control Severance Plan and the Flowserve Corporation Officer Change in Control Severance Plan (the "Change in Control Plans") will apply to the awards that are granted under this Plan with respect to individuals who are participants in such Change in Control Plans.

Adjustment

In general, in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off or other similar event or occurrence, of or by the Company, the Committee will make proportionate and appropriate adjustments to the number of shares reserved for issuance under the Plan, the limitations on the number of shares that may be issued to any individual, the number and/or kind of shares subject to purchase or award and the purchase price under outstanding awards to prevent the dilution or enlargement of any rights relating to any such awards, except to the extent prohibited by Section 422 of the Code.

Plan Benefits

Future benefits under the Plan are not currently determinable. However, current benefits granted to executive officers and all other employees would not have been increased if they had been made under the proposed Plan.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

Incentive Stock Options.    A Participant will not generally recognize any taxable income for federal income tax purposes upon receipt of a stock option or, generally, at the time of exercise of an incentive stock option, except possibly under the alternative minimum income tax rule.

If a Participant exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the Participant), the Participant, in general, receives long-term capital gains treatment on the difference between the price at which the Participant sells the shares and the difference between the price at which the Participant sells the shares and his or her tax basis in the shares. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price will generally be treated as compensation received by the Participant in the year of disposition.

The Company will not be entitled to a deduction with respect to shares received by a Participant upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by a Participant due to a disqualifying disposition, the Company will be entitled to a corresponding deduction in the same amount for compensation paid.

Nonqualified Stock Options.    A Participant will not recognize any taxable income for federal income tax purposes upon receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the Participant in the year of exercise. Generally, the Company will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the Participant.

Restricted Stock and Restricted Stock Units.    A recipient of restricted stock or restricted stock units will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. A recipient of restricted stock units will not recognize any taxable income for federal income tax purposes in the year of the award, but upon issuance of shares of stock pursuant to the award, will recognize compensation income in an amount equal to the fair market value of the shares. Under the Plan, a recipient of restricted stock may defer receipt and taxability of the applicable award until termination of employment. Either the Company or one of the Company's subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters

After a Change of Control of the Company, special tax rules, including a potential 20% federal excise tax in addition to regular federal income tax, may apply if a Participant exercises a stock option or has a lapse of restriction on restricted shares granted under the Plan.

The Company is submitting the Plan for shareholder approval in part due to Section 162(m) of the Code. Shareholder approval is necessary for the Company to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the Plan is approved by our shareholders, awards made under the Plan will not count towards the Section 162(m) $1 million limitation.

Amendment and Termination of the Plan

The Plan terminates on the tenth (10th) anniversary of the date of shareholders' approval. The Plan provides that the Board may, from time to time, alter, amend, revise, suspend or terminate the Plan without the consent of the Company's shareholders. However, the Board must seek shareholder approval to the extent it deems necessary to comply with any applicable laws. The Committee may at any time alter or amend any or all award agreements under the Plan to comply with any amendment of the Plan made by the Board or any applicable laws that govern such agreements.

The Board recommends that you vote FOR the approval of the Plan.

EXHIBIT A

FLOWSERVE CORPORATION

2004 STOCK COMPENSATION PLAN

i

ARTICLE 3 ADMINISTRATION		6
3.1.	Administration by the Compensation Committee	6
3.2.	Duties of the Committee	6
3.3.	Delegation of Duties and Authority by the Committee	7
ARTICLE 4 ELIGIBILITY		7
ARTICLE 5 SHARES SUBJECT TO PLAN		7
5.1.	Number Available for Awards	7
5.2.	Reuse of Shares	8
ARTICLE 6 GRANT OF AWARDS		8
6.1.	In General	8
6.2.	Stock Option Price	8
6.3.	Maximum ISO Grants	8
6.4.	Restricted Stock	9
6.5.	SARs	10
6.6.	Restricted Stock Units	11
6.7.	Performance Goals	11
6.8.	Tandem Awards	12
6.9.	Award Program for Outside Directors.	12
ARTICLE 7 AWARD PERIOD; VESTING		13
7.1.	Award Period	13
7.2.	Vesting	13
ARTICLE 8 EXERCISE OF AWARD		13
8.1.	In General	13
8.2.	Applicable Law	13
8.3.	Exercise of Stock Option	13
8.4.	Disqualifying Disposition of Incentive Stock Option	14
8.5.	SARs	14
ARTICLE 9 AMENDMENT OR DISCONTINUANCE		15
ARTICLE 10 TERM		15
ARTICLE 11 ADJUSTMENTS, DISSOLUTION OR LIQUIDATION		15
ARTICLE 12 EFFECT OF CHANGE IN CONTROL		16

ii

ARTICLE 13 PARTICIPANT DEFERRAL OF RESTRICTED STOCK		16
13.1.	Forms of Deferral.	16
13.2.	Accounts for Deferred Shares.	17
13.3.	Distribution of Deferred Shares.	18
ARTICLE 14 LIQUIDATION OR DISSOLUTION		19
ARTICLE 15 MISCELLANEOUS PROVISIONS		19
15.1.	Investment Intent	19
15.2.	No Right to Continued Employment	20
15.3.	Indemnification of Board and Committee	20
15.4.	Effect of the Plan	20
15.5.	Compliance With Other Laws and Regulations	20
15.6.	Tax Requirements	20
15.7.	Assignability	21
15.8.	Use of Proceeds	21
15.9.	Legend	22
15.10.	Company Records	22
15.11.	Choice of Law	22

iii

Article 1

Introduction

        1.1.    History.    The Flowserve Corporation 2004 Stock Compensation Plan (the "Plan") was adopted by the Board of Directors of Flowserve Corporation, a New York corporation (the "Company"), effective as of April 21, 2004, subject to approval by the Company's shareholders.

        1.2.    Purpose.    The purpose of the Plan is to attract and retain the services of Employees, Consultants, and Outside Directors and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, whether granted singly, in combination, or in tandem, that will:

          (a)   increase the interest of such persons in the Company's welfare;

          (b)   furnish an incentive to such persons to continue their services for the Company; and

          (c)   provide a means to attract able persons as Employees, Consultants and Outside Directors.

Article 2

Definitions

        For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

        2.1.    "Applicable Laws"    means the Federal, state, local and foreign tax, securities, labor, corporate, and exchange laws or regulations governing the grant of Awards under the Plan.

        2.2.    "Award"    means an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, or Restricted Stock Units, whether granted singly, in combination or in tandem.

        2.3.    "Award Agreement"    means a written agreement between a Participant and the Company which sets out the terms of an Award.

        2.4.    "Award Period"    means the period set forth in the Award Agreement during which an Award may be exercised.

        2.5.    "Board"    means the board of directors of the Company.

        2.6.    "Change in Control"    means any Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act (excluding any transaction described below that is specifically determined thereunder to not constitute a Change in Control). Without limitation, such a Change in Control shall be deemed to have occurred upon the occurrence of any of the following:

              (i)  Any "Person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of 20% or more of either: (i) the then outstanding common shares of the Company (the "Outstanding Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (1) any acquisition directly from the Company, (2) any acquisition by a Subsidiary, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A) or (B) of paragraph (iii) below are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 20% or more of the Outstanding Shares or Voting Securities as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, including any affiliates, which, by reducing the number of Outstanding Shares or Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Shares or Voting Securities which increases the percentage of the Outstanding Shares or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

              (ii)  Individuals who constitute the Board (the "Incumbent Board") cease for any reason except for the death, Disability, or ineligibility of the director to seek reelection to the Board as a result of term or age limitations, to constitute at least two-thirds (2/3) of the Board within any consecutive twenty-four (24) month period; provided, however, that any individual becoming a director subsequent to the date of the beginning of such twenty-four (24) month period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the elected directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

             (iii)  The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Shares and Voting Securities, as the case may be, or (B) (1) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the officers of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation, (2) elected members of the Board as of the effective date of such reorganization, merger or consolidation constitute at least three-quarters (3/4) of the board of directors of the ultimate parent company of the corporation resulting from such reorganization, merger or consolidation and (3) the positions of Chairman of the Board, Chief Executive Officer and President of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

             (iv)  The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Shares and Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of the Company or a subsidiary thereof or any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least two-thirds (2/3) of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

        Notwithstanding anything to the contrary in this definition and without limitation, the Incumbent Board may, in its sole discretion, determine that a Change in Control has occurred under circumstances other than those contemplated by this definition. In such circumstances, a Change in Control will be deemed to have occurred through a vote by two-thirds (2/3) of the Incumbent Board to approve a motion declaring such a Change in Control has occurred.

        2.7.    "Code"    means the Internal Revenue Code of 1986, as amended.

        2.8.    "Committee"    means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

        2.9.    "Common Stock"    means the Company's common stock, par value $1.25 per share, as adjusted pursuant to Article 11.

        2.10.    "Company"    means Flowserve Corporation, a New York corporation and any successor entity.

        2.11.    "Consultant"    means a natural person who provides bona fide services to the Company, Parent or Subsidiary as an independent contractor.

        2.12.    "Date of Grant"    means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided that all corporate actions necessary to grant such an Award have been taken on or prior to the date set forth in the applicable Award Agreement.

        2.13.    "Employee"    means a common law employee of the Company or any Subsidiary or Parent of the Company.

        2.14.    "Exercise Date"    means the date on which an Award is exercised.

        2.15.    "Fair Market Value"    means, as of any date:

          (a)   if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or

          (b)   if Section 2.15(a) above is not applicable, fair market value shall mean such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock.

        2.16.    "Incentive Stock Option"    means an incentive stock option within the meaning of Section 422 of the Code.

        2.17.    "Nonqualified Stock Option"    means any Stock Option that is not an Incentive Stock Option.

        2.18.    "Option Price"    means the price which must be paid by a Participant upon exercise of a Stock Option to purchase the shares of Common Stock underlying the option.

        2.19.    "Outside Director"    means a director of the Company who is not an Employee.

        2.20.    "Parent"    means a parent corporation as defined in Section 424 of the Code.

        2.21.    "Participant"    means an Employee, Consultant or Outside Director to whom an Award is granted under this Plan.

        2.22.    "Performance Criteria"    shall have the meaning reflected in Section 6.7(a).

        2.23.    "Plan"    means this Flowserve Corporation 2004 Stock Compensation Plan, as amended from time to time.

        2.24.    "Performance Goal"    means any of the goals set forth in Section 6.7 hereof.

        2.25.    "Restricted Stock"    means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

        2.26.    "Restricted Stock Units"    means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.

        2.27.    "SAR" or "stock appreciation right"    means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

        2.28.    "SAR Price"    means the Fair Market Value of the shares of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

        2.29.    "Stock Option"    means a Nonqualified Stock Option or an Incentive Stock Option.

        2.30.    "Subsidiary"    means a subsidiary corporation as defined in Section 424 of the Code.

        2.31.    "Total and Permanent Disability"    means a Participant is qualified for long-term disability benefits under the Company's, Parent's or Subsidiary's (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder which prevents the Participant from performing his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, total and permanent disability shall have the meaning given it under Section 22(e) of the Code.

Article 3

Administration

        3.1.    Administration by the Compensation Committee

          (a)   Subject to the terms of this Article 3, the Plan shall be administered by the Board's Compensation Committee (the "Committee"). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

          (b)   If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Securities Exchange Act of 1934, membership on the Committee shall be limited to those members of the Board who are "outside directors" under Section 162(m) of the Code and/or "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.2.    Duties of the Committee

          (a)   The Committee shall determine and designate the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan.

          (b)   The Committee shall:

              (i)  interpret the Plan,

              (ii)  prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan,

             (iii)  establish Performance Goals for an Award and certify the extent of their achievement, and

             (iv)  make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan.

          (c)   Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all parties.

        3.3.    Delegation of Duties and Authority by the Committee.    The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan.

Article 4

Eligibility

        The Committee, in its sole and absolute discretion, shall determine the Employees or Consultants to whom Awards may be granted under this Plan. Outside Directors are eligible to participate in the Award Program for Outside Directors as further described in Section 6.9 of the Plan. Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees or Consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

Article 5

Shares Subject to Plan

        5.1.    Number Available for Awards.

          (a)   Subject to adjustment as provided in Article 11 and Article 12, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan is 3,500,000 shares. Subject to adjustment pursuant to Article 11 and Article 12, no individual may receive in any calendar year:

              (i)  Stock Options or SAR's relating to more than 200,000 shares of Common Stock, or

              (ii)  Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals relating to more than 200,000 shares of Common Stock.

          (b)   Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

        5.2.    Reuse of Shares.    To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash.

Article 6

Grant of Awards

        6.1.    In General.    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award being granted, the total number of shares of Common Stock subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

        6.2.    Stock Option Price.    The per share Option Price shall not be less than the Fair Market Value of the share covered by the Stock Option on the Date of Grant. If an Incentive Stock Option is granted to an Employee who is more than a ten percent (10%) owner of the Company or any Parent or Subsidiary as determined under Section 424 of the Code, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

        6.3.    Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company's stock transfer records.

        6.4.    Restricted Stock

          (a)   If Restricted Stock is granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement:

              (i)  the number of shares of Common Stock awarded,

              (ii)  the time or times within which such Award may be subject to forfeiture,

             (iii)  specified Performance Goals, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and

             (iv)  all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan.

          (b)   The provisions of Restricted Stock need not be the same with respect to each Participant.

          (c)   Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of the shares of Common Stock underlying the Restricted Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 of the Plan.

          (d)   Shares of Restricted Stock shall be subject to the following restrictions and conditions:

              (i)  Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock.

              (ii)  Except as provided in Section 6.4(d)(i) or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed in such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that:

              (A)   each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and

              (B)   such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

             (iii)  The Restriction Period of Restricted Stock shall commence on the Date of Grant, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on such Performance Goals, as may be determined by the Committee in its sole discretion.

             (iv)  Except as otherwise provided in the particular Award Agreement, upon the date the Participant ceases providing services to the Company for any reason, the nonvested shares of Restricted Stock shall be forfeited by the Participant. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

        6.5.    SARs

          (a)   The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof.

          (b)   In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the Exercise Date equal to the value obtained by multiplying:

              (i)  the difference between:

              (A)   the Fair Market Value of a share of Common Stock on the Exercise Date over

              (B)   the SAR Price, by

              (ii)  the number of shares of Common Stock as to which the SAR is exercised.

        A cash settlement to be made for any fractional shares of Common Stock.

          (c)   The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified in the applicable Award Agreement. The exercise price of any SAR shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

          (d)   The SAR Price for any share of Common Stock subject to a SAR may not be less than the Fair Market Value of the share on the Date of Grant.

        6.6.    Restricted Stock Units

          (a)   Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee.

          (b)   Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation:

              (i)  a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

              (ii)  a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

        6.7.    Performance Goals

          (a)   Awards of Restricted Stock or Restricted Stock Units may be made subject to the attainment of Performance Goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company's Common Stock; return on net assets, equity or shareholders' equity; market share; or total return to shareholders ("Performance Criteria").

          (b)   Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude:

              (i)  extraordinary, unusual and/or non-recurring items of gain or loss,

              (ii)  gains or losses on the disposition of a business,

             (iii)  changes in tax or accounting regulations or laws, or

             (iv)  the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases.

          (c)   In all other respects, Performance Criteria shall be calculated in accordance with an objective compensation formula established by the Committee prior to the issuance of an Award. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

        6.8.    Tandem Awards.    The Committee may grant two or more Awards in the form of a "tandem Award," so that the right of the Participant to exercise one Award shall be canceled if, and to the extent, the other Award is exercised.

        6.9.    Award Program for Outside Directors.

          (a)   During the term of this Plan, on each annual meeting of the Company's stockholders, not less than $50,000 of the annual target compensation (or such other amount as is established prospectively by the Board for each year and prorated in the case of an Outside Director whose term commences at other than an annual meeting of shareholders) payable to an Outside Director shall be paid to the Outside Director in the form of Restricted Stock. Such Restricted Stock shall vest one year from the Date of Grant; provided, however, this Restricted Stock must be held by an Outside Director for the lesser period of five years from the Date of Grant or one year from the date that the Outside Director ceases providing services in this capacity to the Company. In addition to or in lieu of the grant of Restricted Stock to Outside Directors, the Committee, in its sole discretion, may grant to each Outside Director who is an Outside Director on the date of a regular annual meeting of the Company's stockholders held in the year 2004 and thereafter, a Nonqualified Stock Option covering up to 200,000 shares. Such Nonqualified Stock Option shall vest one year from the Date of Grant.

          (b)   All Nonqualified Stock Options and Restricted Stock granted to an Outside Director under this Section 6.9 shall become fully vested in the event of:

              (i)  The termination of such Outside Director's service because of death or Total and Permanent Disability; or

              (ii)  A Change in Control with respect to the Company.

Article 7

Award Period; Vesting

        7.1.    Award Period

          (a)   The Award Period shall be stated in the applicable Award Agreement. An Award, to the extent it is vested, may be exercised until the earlier of:

              (i)  the expiration of the Award Period or

              (ii)  ninety (90) days following the date the Participant ceases to provide services to the Company, Parent or Subsidiary, as applicable (provided that a longer period than 90 days may be specified in the Award Agreement for an Award that is not an Incentive Stock Option).

          (b)   Notwithstanding Section 7.1(a) above, the Award Period for an Incentive Stock Option granted to a more than 10% shareholder of the Company (as defined in Section 424 of the Code) shall not be more than five (5) years from the Date of Grant, and the Award Period for any other Award shall not be more than ten (10) years from the Date of Grant.

        7.2.    Vesting.    The vesting schedule of an Award shall be provided in the applicable Award Agreement. The Committee, in its sole discretion, may determine that an Award shall be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events or attainment of Performance Goals, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be vested.

Article 8

Exercise of Award

        8.1.    In General.    An Award may be exercised during its Award Period only to the extent that it is vested and, subject to limitations and restrictions set forth in the Award Agreement.

        8.2.    Applicable Law.    In no event may an Award be exercised if the exercise of such an Award would violate Applicable Laws (as determined by the Committee in its sole discretion).

        8.3.    Exercise of Stock Option

          (a)   The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option. No Stock Option may be exercised for a fractional share of Common Stock.

          (b)   Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.

          (c)   On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased,

  payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways:

              (i)  cash or check, bank draft, or money order payable to the order of the Company,

              (ii)  Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, and/or

             (iii)  in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

          (d)   In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

          (e)   Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that the Stock Option may not be exercised in whole or in part unless such exercise does not violate Applicable Laws (as determined by the Committee in its sole discretion).

        8.4.    Disqualifying Disposition of Incentive Stock Option.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the Exercise Date of such Stock Option, such Participant shall notify the Company in writing of the date and terms of such disposition.

        8.5.    SARs.    Subject to the conditions of this Section 8.5 and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. Subject to the terms of the Award Agreement, on the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in the Award Agreement, multiplied by the total number of shares of Common Stock covered by the SAR that are being exercised. In the discretion of the Committee, and subject to the terms of the Award Agreement, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional shares, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

Article 9

Amendment or Discontinuance

        Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval under Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by Applicable Law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.

Article 10

Term

        The Plan shall be effective from the date that this Plan is approved by the shareholders. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth (10th) anniversary of the date of shareholders' approval, but Awards granted before such termination date will continue to be effective in accordance with their terms and conditions.

Article 11

Adjustments, Dissolution or Liquidation

        In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock-split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the

Common Stock such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it deems equitable, adjust the number and class of Common Stock which are reserved for issuance under the Plan, the Option Price or SAR Price of any outstanding Award, and the numerical limits in Sections 5.1 and 6.9 of the Plan.

        In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 12

Effect of Change in Control

        In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Award shall be fully vested and the recipient of such Award shall have the right to exercise the Award as to all of the Common Shares underlying the Award, including that portion of the Award which would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the recipient of an Award in writing or electronically that the Award shall be fully vested and exercisable (subject to the consummation of the Change of Control) for a period of thirty (30) days from the date of such notice, and the Award shall terminate upon the expiration of such period.

        Notwithstanding the above paragraph, in the event of a Change in Control, the provisions of the Flowserve Corporation Key Management Change in Control Severance Plan, the Flowserve Corporation Executive Officer Change in Control Severance Plan and the Flowserve Corporation Officer Change in Control Severance Plan (collectively the "Change in Control Plans") shall apply to Awards granted hereunder with respect to individuals covered under such Change in Control Plans.

Article 13

PARTICIPANT DEFERRAL OF RESTRICTED STOCK

        13.1.    Forms of Deferral.

          (a)   Participants shall be eligible to defer receipt of Restricted Stock under the Plan.

          (b)   Participants may defer the receipt of Restricted Stock issuable pursuant to the Plan by filing an appropriate notice with the Secretary of the Company. An election to defer Restricted Stock shall be effective upon such acceptance and shall apply only to Restricted Stock which either (i) have not yet been granted or awarded or (ii) which vest (in the case of Restricted Stock) or are issuable (in the case of Restricted Stock subject to performance-related conditions) in the following calendar year or thereafter, provided, in the case of this clause (ii), such election is made and accepted prior to July 1 of the year preceding such vesting or issuance. This election to defer to Restricted Stock (which shall be referred to as "Deferred Shares" throughout this Article 13) shall remain in effect until terminated or changed as provided in this Plan.

          (c)   Participants may terminate any on-going agreement to accept receipt of Deferred Shares relating to future grants or awards by giving notice of termination to the Company. Any such termination shall be effective only with respect to any Restricted Stock grants or issuance which occur on or after the date of the termination notice.

        13.2.    Accounts for Deferred Shares.

          (a)   The Company will establish a separate account for each Participant who has Deferred Shares in which the Deferred Shares will be maintained. The Company will create this account through a trust (the "Trust") established by the Company, with the applicable trustee (the "Trustee") maintaining the Deferred Shares pursuant to the Trust.

          (b)   Notwithstanding other provisions of the Plan, the Company shall fund such account, in the case of Deferred Shares where the deferral election is made prior to issuance of the Deferred Shares, either (i) by providing appropriate instructions and sufficient cash to the Trustee, on or about the date of issuance, to purchase such Deferred Shares to the Trustee. If the Deferred Shares are purchased by the Trustee, the Company shall reimburse the Trustee for any associated brokerage or other transaction fees in making the purchase.

          (c)   In the case of Deferred Shares in which the deferral election is properly made after the date of issuance but prior to the date of vesting, the Company shall fund such account by transferring (and causing the Participant to assign) such Deferred Shares to the Trustee for holding pursuant to the terms of the Trust.

          (d)   Any dividends paid on the Deferred Shares in this account ("Dividends") will be credited to a deferred cash account to be established under the Trust (or a separate trust created to accomplish the same purpose) in which the amount of the Dividends will be recorded for the benefit of the Participant, with interest to be credited to the Dividends will be recorded for the benefit of the Participant, with interest to be credited to the Dividends in the following manner. The Company will credit to each such cash account, as of the first day of each calendar quarter, interest on the amount then credited to such account, including all previous credits to such account by operation of this Article, computed at an annual rate equal to 120% of the long-term applicable federal rate compounded quarterly as published by the Internal Revenue Service for the beginning month of each calendar quarter.

          (e)   Any Deferred Shares hereunder and any amount credited to either the cash or Deferred Shares Trust accounts of a Participant, or as any interest or any Dividends paid on such Deferred Shares, will represent only an unsecured promise of the Company to pay or deliver the amount so credited in accordance with the terms of this Article of the Plan. Neither a Participant nor any beneficiary of a Participant will acquire any right, title or interest in any asset of the Company as a result of any amount of cash or Deferred Shares credited to a Participant's account or accounts. At all times, a Participant's rights with respect to the amount credited to his/her account or accounts will be only those of an unsecured creditor of the Company. The Company will not be obligated or required in any manner to restrict the use of any of its assets as a result of any amount credited to a Participant's account or accounts. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, lien encumbrance or charge, and any attempt to take any such action shall be void.

          (f)    The Trustee will have voting rights on all Deferred shares prior to their distribution.

        13.3.    Distribution of Deferred Shares.

          (a)   Deferred Shares will be distributed only in accordance with the following sections, pursuant to the election specified by the Participant.

              (i)  In the event a Participant ceases to be an Employee or Outside Director of the Company, as the case may be, for any reason, any Deferred Shares and the interest and Dividends on these Deferred Shares previously or currently credited to his or her account will be distributed commencing within 60 calendar days of his or her termination date in accordance with the method of distribution elected by the Participant.

              (ii)  The Participant may elect to receive such distributions in a lump sum, in equal annual installments (not exceeding ten years), or in some designated combination thereof.

             (iii)  If the election is a lump sum, then interest and Dividends will be credited to the account through the date of distribution, and the entire amount of Dividends, with applicable interest, will be paid, and the entire Deferred Shares account balance will be transferred in kind, to the Participant within 60 days of his or her termination date.

             (iv)  If installments have been elected, any Dividends, with applicable interest, will be calculated through the date of termination and added to the account. The resulting deferred cash total shall be divided equally by the number of installments elected and the first payment made within 60 days of the termination date. The second and all subsequent installment payments shall be made between January 1 and 30 of each following year. Interest will continue to accrue to the account on the balance remaining in the Participant's Dividend account until all installments have been paid. Interest will be paid annually with each installment payment. With regard to the Deferred Shares, the aggregate number of Deferred Shares held in the separate account for Deferred Shares will be divided by the number of installments elected and allocated in equal whole number proportions to be distributed with each such installment payment (with any remainder after such equal division to be included in the first installment). All Deferred Shares so allocated will be distributed in kind with each applicable installment, which shall be paid simultaneously with any deferred cash distribution installments. Dividends from any undistributed Deferred Shares will continue to accrue to the Participant's Dividend account, receive applicable interest credit and will be paid with the next applicable installment payment of deferred cash.

             (v)  If any portion of a Participant's deferred account remains unpaid at his or her death, then after his or her death such amount will be paid (i) to his or her beneficiary(ies) in accordance with the method of distribution elected by the Participant (following the procedures for lump sum and installment payments set forth above), or (ii), if the beneficiary predeceases the Participant, to the Participant's estate in a lump sum. Should a beneficiary die after the Participant has terminated service but before the entire Deferred Shares have been disbursed, the balance of the cash benefit will be paid to the beneficiary's estate in a lump sum, and the Deferred Shares benefit will be transferred to such estate in kind.

             (vi)  Notwithstanding anything to the contrary above, no Deferred Shares shall be paid to the Participant until expiration or termination of the applicable restriction period or until the applicable performance related conditions are satisfied, if any.

          (b)   Upon the request of a Participant, the Committee may, but shall not be required to, consent to the sale, following the termination of the Participant's employment with the Company or service as an Outside Director, as the case may be, of any or all Deferred Shares held for the account of the Participant, with the net cash proceeds of such sale, together with the interest thereon, then to be held for the account of the Participant and distributed in the same manner as the Deferred Shares would have been distributed.

Article 14

Liquidation or Dissolution

        In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each recipient of an Award as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or settled, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

Article 15

Miscellaneous Provisions

        15.1.    Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

        15.2.    No Right to Continued Employment.    Neither the Plan nor any Awards granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company, any Subsidiary or Parent.

        15.3.    Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

        15.4.    Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

        15.5.    Compliance With Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of Applicable Laws (as determined by the Committee in its sole discretion).

        15.6.    Tax Requirements

          (a)   The Company or, if applicable, any Subsidiary or Parent (for purposes of this Section 15.6, the term "Company" shall be deemed to include any applicable Subsidiary or Parent), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan.

          (b)   The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant's income arising with respect to the Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made:

              (i)  by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding obligations of the Company;

              (ii)  if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under Section 15.6(b)(iii) below) the required tax withholding payment;

             (iii)  if the Company, in its sole discretion, so consents in writing, the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or

             (iv)  any combination of 15.6(b)(i), 15.6(b)(ii) or 15.6(b)(iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

        15.7.    Assignability

          (a)   Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.

          (b)   Except as otherwise provided herein, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize in the applicable Award Agreement all or a portion of a Nonqualified Stock Option, Restricted Stock, Restricted Stock Units or SAR to be transferable to any individual or entity, but only if such transfer is to an entity or individual that is covered under the SEC Form S-8.

          (c)   Following any transfer, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Article 8, Article 9, Article 11, Article 13, Article 14 and Article 15 hereof the term "Participant" shall be deemed to include the transferee. The cessation of services to the Company shall continue to be applied with respect to the original Participant, following which the Award shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of an Award of any expiration, termination, lapse or acceleration of such Award. The Company shall have no obligation to register with any Federal or state securities commission or agency any Common Stock issuable or issued under an Award that has been transferred by a Participant under this Section 15.7.

        15.8.    Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Awards granted under this Plan shall constitute general funds of the Company.

        15.9.    Legend

          (a)   Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

          On the face of the certificate:

      "Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

          On the reverse:

      "The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Flowserve Corporation 2004 Stock Compensation Plan, a copy of which is on file at the principal office of the Company in Irving, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

          (b)   The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable Federal and state securities laws:

      "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and Federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

        15.10.    Company Records.    A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

        15.11.    Choice of Law.    Except to the extent that New York business corporation law applies, this Plan and any Award or Award Agreement granted pursuant to this Plan shall be interpreted under the substantive laws of the State of Texas without regard to its choice of law rules.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 21, 2004, by its Vice President, Secretary and General Counsel pursuant to prior action taken by the Board.

FLOWSERVE CORPORATION
By:	/s/ RONALD F. SHUFF
Name: Ron Shuff Title: Vice President, Secretary and General Counsel

DETACH HERE

FLOWSERVE CORPORATION
PROXY FOR ANNUAL SHAREHOLDERS' MEETING—JUNE 22, 2004
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints C. SCOTT GREER and KEVIN E. SHEEHAN, and each of them, with full power to act without the other, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Flowserve Corporation which the undersigned is entitled in any capacity to vote if personally present at the 2004 Annual Meeting of Shareholders of Flowserve Corporation to be held at 11:00 a.m. on Tuesday, June 22, 2004, at the Flowserve Corporation Learning Center, 4343 Royal Lane, Irving, Texas 75063, and at any adjournment thereof, upon the election of directors as listed on the reverse side of this proxy and the approval of the Flowserve Corporation 2004 Stock Compensation Plan as more fully described in the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement, dated May 10, 2004, and upon all matters properly presented at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE FLOWSERVE CORPORATION 2004 STOCK COMPENSATION PLAN AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be dated and signed, on other side)

DETACH HERE

(Continued from the other side)

1. Election of four directors each for a three-year term.
[ ]	FOR all nominees listed below (except as marked to the contrary below)		[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below:
	Christopher A. Bartlett	Hugh K. Coble		George T. Haymaker, Jr.	William C. Rusnack
2. Approval and adoption of the Flowserve Corporation 2004 Stock Compensation Plan.
[ ] [ ]	FOR the Compensation Plan listed above AGAINST the Compensation Plan listed above		[ ]	ABSTAIN from voting for the Compensation Plan listed above
Date:	, 2004

Print Full Name of Shareholder
Signature of Shareholder
Insert Title of Above Signatory if Shareholder is not an Individual

Please sign as name appears above. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

QuickLinks

NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
FLOWSERVE CORPORATION 5215 N. O'Connor Blvd., Suite 2300 Irving, Texas 75039
PROXY STATEMENT
  THE ANNUAL MEETING AND VOTING
  Who May Vote and Number of Votes
  How to Vote
  Changing Your Vote
  A Quorum for the Meeting
  Counting of Votes
  Cost of Proxy Solicitation
  Shareholder Proposals
  Voting by Participants in the Flowserve Corporation Retirement Savings Plan
  Vote Tabulations
  BOARD OF DIRECTORS
  Committees and Meetings of the Board
  Audit/Finance Committee
  Compensation Committee
  Corporate Governance & Nominating Committee
  Shareholder Director Nominations
  BOARD SELF-GOVERNANCE GUIDELINES
  SHAREHOLDER COMMUNICATIONS WITH THE BOARD
  DIRECTORS' COMPENSATION
  PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS
NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING IN 2007
NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING IN 2007
DIRECTORS WHOSE TERMS EXPIRE IN 2005
DIRECTORS WHOSE TERMS EXPIRE IN 2006
COMPANY STOCK OWNERSHIP
STOCK OWNERSHIP OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OWNERS OF MORE THAN 5% OF COMPANY STOCK
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
2003 STOCK OPTION GRANTS
2003 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES
PENSION PLANS
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
  EMPLOYMENT AGREEMENT
  CHANGE-IN-CONTROL ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE
  Committee Compensation Philosophy
  Compensation Benchmark Evaluation Process
  Independent Consultant
  Incentive Plans—Overview
  Incentive Plans—2003 and 2004 Goals
  Incentive Plans—2003 Results
  Stock-Based Compensation
      Stock Options.
      Restricted Stock.
  Stock Ownership Guidelines
  Succession Planning & Organization Development
  Tax Deductibility of Executive Compensation
STOCK PERFORMANCE GRAPHS
REPORT OF THE AUDIT/FINANCE COMMITTEE
OTHER AUDIT INFORMATION
  Relationship with Independent Accountants
  PROPOSAL NUMBER TWO: APPROVAL AND ADOPTION OF THE FLOWSERVE CORPORATION 2004 STOCK COMPENSATION PLAN
  General
  Plan Purpose and Description
  Eligibility
  Shares Subject to the Plan
  Types of Awards under the Plan
  Director Awards
  Administration
  Change in Control
  Adjustment
  Plan Benefits
  Federal Income Tax Consequences
  Other Tax Matters
  Amendment and Termination of the Plan
EXHIBIT A FLOWSERVE CORPORATION 2004 STOCK COMPENSATION PLAN
Table of Contents
Article 1 Introduction
Article 2 Definitions
Article 3 Administration
Article 4 Eligibility
Article 5 Shares Subject to Plan
Article 6 Grant of Awards
Article 7 Award Period; Vesting
Article 8 Exercise of Award
Article 9 Amendment or Discontinuance
Article 10 Term
Article 11 Adjustments, Dissolution or Liquidation
Article 12 Effect of Change in Control
Article 13 PARTICIPANT DEFERRAL OF RESTRICTED STOCK
Article 14 Liquidation or Dissolution
Article 15 Miscellaneous Provisions